Exhibit 5.18

June 18, 2013

British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Securities Office, Consumer, Corporate and

Insurance Services Division

Newfoundland & Labrador Department of Government Services, Consumer &

Commercial Affairs Branch

Registrar of Securities, Northwest Territories

Registrar of Securities, Government of the Yukon Territory

Registrar of Securities, Nunavut

United States Securities and Exchange Commission
Toronto Stock Exchange

New Gold Inc. (the “Company”)

I, Mark A. Petersen, AIPG Certified Professional Geologist (CPG No 10563) and Vice President, Exploration of the Company, have reviewed and approved the scientific and technical information (the “Technical Information”) contained in, and in the applicable documents incorporated by reference included as part of, the take-over bid circular dated June 18, 2013 forming part of the offer made by the Company to purchase all of the outstanding common shares of Rainy River Resources Ltd., (the “Circular”), and have been named as a “qualified person” in the Circular, which is incorporated by reference into and is deemed to be included in the Company’s Registration Statement on Form F-10 (as filed with the United States Securities and Exchange Commission and as may be further amended from time to time in the future, including by way of post-effective amendment, the “Registration Statement”).

I hereby consent to the use of my name in the Circular and in the Registration Statement and to the use of the Technical Information in connection with the filing of the Circular and the Registration Statement and to the inclusion of the written disclosure of the Technical Information and of extracts from or a summary of the Technical Information in the written disclosure contained in the Circular and the Registration Statement or incorporated by reference therein.

I confirm that I have read the Circular and the Registration Statement and have no reason to believe that (i) there is any misrepresentation in the information contained in the Circular or the Registration Statement that is derived from the Technical Information, and (ii) the Circular or the Registration Statement contains any misrepresentation of the information contained in the Technical Information or within my knowledge, as a result of the investigations and enquiries made by me in connection with the preparation of the Technical Information.

Yours very truly,

/s/ Mark A. Petersen
Mark A. Petersen, AIPG Certified Professional Geologist
Vice President, Exploration,
New Gold Inc.